UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C.  20549



                                  FORM 8-K




                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(d) OF THE
                      SECURITIES EXCHANGE ACT OF 1934



                       Date of Report:  June 24, 1996


                     SPATIALIZER AUDIO LABORATORIES, INC.
             (Exact name of registrant as specified in its charter)



         DELAWARE                    33-90532               95-4484725
(State or other jurisdiction  (Commission File Number)   (I.R.S. Employer
incorporation or organization)                           Identification Number)




                          20700 VENTURA BOULEVARD, SUITE 134
                        WOODLAND HILLS, CALIFORNIA  91364-2357
                       (Address of principal executive offices)


                          TELEPHONE NUMBER:  (818) 227-3370
                 (Registrant's telephone number, including area code)

ITEM 1.	NOT APPLICABLE


ITEM 2.	ACQUISITION OR DISPOSITION OF ASSETS

	As described in the Agreement in Principle and Press Release attached hereto as Exhibits 1 and 2, effective June 24, 1996, the Registrant, through a newly formed subsidiary, MultiDisc Assets Acquisition, Inc. ("MAA"), a Delaware corporation, acquired for $950,000 in cash, certain assets of Home Theater Products, Inc. ("HTP") a debtor in possession based in Anaheim, California. Concurrently with this transaction, MAA changed it's name to MultiDisc Technologies, Inc. ("MDT").

	The assets consist principally of technology, patent applications, inventions, and works in progress related to the MultiDisc technology that had been developed by HTP through one of it's divisions . The assets include works in progress, equipment, patent applications and office equipment related to the development efforts. The sale was undertaken by HTP through a Motion for the Sale of Assets Free and Clear of Liens and Encumbrances and Satisfaction of Secured Claims ("Motion") submitted to and approved by the Bankruptcy Court. Court filings submitted in connection with the Motion valued the hard assets in the transaction at approximately $150,000 and the balance was attributed to intellectual property, the products in development, and the underlying technologies.
The Registrant funded the acquisition from its internal cash resources.
In establishing its offer, the Registrant consulted with its financial advisors and negotiated with HTP and its secured creditor. No parties submitted overbids in the Bankruptcy Court.

	The value of the transaction constitute 16% of Registrant's Assets at May 31, 1996, and did not involve the acquisition of a business as described in Item 2 of Form 8-K. The final order approving the transaction was filed by the Court on June 20, 1996 and the transaction closed on June 24, 1996.

	In connection with the transaction Irwin Zucker, acting president of HTP, and E. Rene Bos and Robert Montelius, the principal developers of the MultiDisc technology, entered into 18 month employment contracts with MDT, at annual salaries of $140,000, $120,000, and $120,000 respectively, were granted 50,000, 25,000 and 25,000 options, respectively, under the Registrant's 1995 Stock Option Plan and will be entitled to certain profit participation rights based on the performance of the MDT pursuant to the pending MultiDisc 1996 Equity Incentive Plan.

	To fund the costs of further development of the technologies and products, the Registrant will use internally generated cash and additional monies raised in pending private placements of equity, and possibly, through convertible or other debt.


ITEMS 3 - 6.	NOT APPLICABLE

ITEM 7.	FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
       	INFORMATION AND EXHIBITS



	(a) and (b)	Not applicable

	(c)		Documents filed as part of this report are as follows:

10.7	Agreement in Principle, between Spatializer Audio Laboratories,
     Inc. and Bank of America / Home Theater Products, International
     -- Acquisition of Multidisc Assets

10.8	Employment Agreement for Irwin Zucker

99.1	Press Release regarding formation of new Delaware Corporation
     (MultiDisc Technologies, Inc.) and acquisition of assets from Home Theater Products, International

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:	July 15, 1996               	SPATIALIZER AUDIO LABORATORIES, INC.
                                    (Registrant)




                                    /s/STEVEN D. GERSHICK
                                    ----------------------------------
                                    Steven D. Gershick
                                    President, CEO, and Chairman


                                    /s/KATHY PARTCH
                                    ----------------------------------
                                    Kathy Partch
                                    Director of Accounting

Exhibit 10.7

                                                      FINAL EXECUTION COPY


	                            AGREEMENT IN PRINCIPLE



                     	SPATIALIZER AUDIO LABORATORIES, INC. --
               	BANK OF AMERICA/HOME THEATER PRODUCTS, INTERNATIONAL
                      	-- ACQUISITION OF MULTIDISC ASSETS


	In accordance with our discussion, when signed by all parties, the following constitutes the agreement upon which Spatializer Audio Laboratories, Inc. ("SPAZ") or, at its election, a designated wholly-owned subsidiary of SPAZ will acquire from Home Theater Products International, Inc. and its subsidiaries and affiliates, as applicable ("HTP"), the assets, including all technology, assets, work-in-progress and intellectual property, including all patents, patent applications, trademark and tradenames, related to the compact disc changer products, storage magazines and player systems owned or being developed by HTP or its affiliates commonly known as the multidisc assets (collectively, "Multidisc Assets").

	Acquisition. SPAZ hereby agrees to purchase and HTP hereby agrees to sell to SPAZ the Multidisc Assets on the terms set forth herein.

	Purchase Price. At Closing, in full payment for the Multidisc Assets SPAZ will deliver to the Bank of America NT&SA (the "Bank") the sum of $950,000, via cashier's check, including the Deposit of $100,000 which is being delivered to HTP on the date this Agreement is signed by all parties hereto.

	Title. At Closing of the sale of the Multidisc Assets, HTP will deliver to SPAZ the Multidisc Assets free and clear of any and all liens, claims or encumbrances of any kind whatsoever and will obtain a release from the Bank of any and all security interests it has in the Multidisc Assets.
At or prior to Closing, HTP shall deliver to the Bank and SPAZ a detailed schedule and description of the Multidisc Assets in such form as the Bank may reasonably request to allow it to release the Multidisc Assets from its liens at Closing.

	Employment Agreements. As a condition precedent of Closing, SPAZ shall conclude employment agreements acceptable in form and content acceptable to it with Irwin Zucker ("Zucker") Eric R. Bos ("Bos") and Robert L. Montelius ("Montelius"). HTP recognizes, acknowledges and agrees that a material inducement for SPAZ to enter into this agreement and close the transaction contemplated hereby is the entry into new arrangements with Zucker, Bos and Montelius. To the extent that the same occurs as a result of the transaction contemplated hereby, HTP agrees and acknowledges it does not have and will not have any rights, claims or causes of action of any kind or nature against SPAZ or against Zucker, Bos and/or Montelius for or on account of the termination of the employment relationships of Zucker, Bos and/or Montelius with HTP or the creation and continuation of their employment relationships with SPAZ or its affiliate.

	Indemnity. HTP indemnifies and holds SPAZ harmless from any and all claims existing with respect to the Multidisc Assets at or prior to the acquisition of the same by SPAZ, including any and all claims, known or unknown, of any nature whatsoever which have or might be asserted by stockholders, creditors or other claimants of HTP or its affiliates with respect to the Multidisc Assets or the transactions described herein. Such indemnity shall include attorneys' fees and costs.

	Closing. The closing ("Closing") for the acquisition of the Multidisc Assets shall be scheduled as promptly as possible and, in any event, on a mutually agreeable date not more than sixty (60) days after acceptance of this proposal by HTP and consent to the same by the Bank.

	Bankruptcy Proceeding. SPAZ acknowledges that the Closing of this transaction may be subject to a Chapter 11 proceeding filed by HTP. In this regard, SPAZ further acknowledges that, in the event of such a bankruptcy proceeding, Closing will be subject to HTP obtaining an order of the Bankruptcy Court authorizing this transaction which order shall specifically include a finding of the Bankruptcy Court that SPAZ is purchasing the Multidisc
Assets in good faith as provided in Bankruptcy Code 363(m).
HTP will use its best efforts to promptly obtain such court order. SPAZ acknowledges that all sales of the type which are the subject of this Agreement are subject to overbid, notice to creditors and other terms which might be imposed by the Bankruptcy Judge.

	Deposit. SPAZ will deliver to HTP an earnest money deposit of $100,000 (the "Deposit") upon execution of this Agreement by all parties. SPAZ agrees that the same shall be considered liquidated damages and retained by HTP in the event that SPAZ fails to close the transaction contemplated hereby after all conditions precedent to SPAZ's performance have been fully satisfied. SPAZ agrees and acknowledges that such amount constitutes a reasonable amount of damages as of the date hereof in accordance with California Civil
Code 1671(b). In all other respects, in the event the transaction does not close, the deposit shall be fully refundable.

	Confidentiality and Announcements. The parties will take all reasonable steps to ensure that all matters relating to the proposed transaction and the information provided hereunder will remain confidential, except for disclosures to employees, attorneys, accountants and others, on a need to know basis, with a duty of confidentiality to the parties, and the parties will inform each of such persons as to the need to keep such matters confidential. Each party agrees to make no public announcement concerning the proposed acquisition without the consent of the other party, such consent not to be unreasonably withheld.

	Expenses. Each party shall bear its own legal, accounting and administrative expenses in connection with the investigation, negotiation and consummation of the transactions contemplated hereby. No one party shall have responsibility for the fees or expenses of any broker or advisor retained by the others.

	Binding Nature. This Agreement sets forth the agreement between the SPAZ and HTP on all material terms and conditions regarding the purchase and sale of the Multidisc Assets. Such agreement is intended to be and shall be construed as binding upon the parties with respect to the business terms addressed herein and is not subject to further negotiation.

	Acceptance of Proposal. If the foregoing is acceptable to you, please sign and return the enclosed copy of this Agreement on or before the close of business on April 4, 1996. If the proposal has not been accepted by HTP and consented to by the Bank by such date, it shall be deemed withdrawn in all respects without any further action by SPAZ, the Bank or HTP.

Executed this 3rd day of April, 1996,



                            							SPATIALIZER AUDIO LABORATORIES, INC.


                            							By:  /s/ STEVEN D. GERSHICK
                                   --------------------------------
                                								Steven D. Gershick
                                								Chief Executive Officer



ACCEPTED AND AGREED TO:            THE UNDERSIGNED CONSENTS TO
                            							THE FOREGOING:

HOME THEATER PRODUCTS              BANK OF AMERICA NATIONAL TRUST
INTERNATIONAL, INC.         							AND SAVINGS ASSOCIATION


By:  /S/IRWIN ZUCKER               By:
    ---------------------------        --------------------------
Name: IRWIN ZUCKER                 Name:

Title: Acting CEO                  Title:

Dated: April 15, 1996              Dated:

Exhibit 10.8


                           EMPLOYMENT AGREEMENT
                                   FOR
                               IRWIN ZUCKER



	THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of this 24th day of June, 1996, by and among MultiDisc Technologies, Inc., ("MDT") the successor by name change to MultiDisc Assets Acquisition, Inc., a Delaware corporation, a wholly owned subsidiary of Spatializer Audio Laboratories, Inc., a Delaware corporation ("Company"), and Irwin Zucker, an individual ("Executive"), in light of the circumstances recited herein and in consideration of the mutual covenants and agreements contained herein, to become effective at the time and upon the conditions set forth herein. This Agreement is joined in by the Company, but only to the extent of obligations specifically undertaken by the Company hereunder.


RECITALS

	A.	Executive has heretofore been associated with the
MultiDisc division of Home Theater Products International,
Inc. ("HTP"). HTP has heretofore participated in certain research and development of patent applications and the exploitation of assets and related technology in the field of Compact Disc Changers, hereinafter referred to as the "MultiDisc Assets."

	B.	HTP is currently debtor in possession in a
proceeding under Chapter 11 of the United States Bankruptcy Code now pending in United States Bankruptcy Court for the Central District of California, USBC CDC #SA 96-13754-JR. MDT is acquiring the MultiDisc Assets from HTP pursuant to an Order of the Court confirming the sale of the MultiDisc Assets by HTP to the Company or its assignee. The Company has caused the formation of MDT under the name of MultiDisc Assets Acquisition, Inc. and the name change to MDT is pending, as a vehicle for the acquisition of the MultiDisc Assets, to hold and exploit such assets and conduct business activities related thereto and to employ or cause such subsidiary to employ Executive on the terms and conditions set forth herein, and Executive is willing and desires to be so employed upon such terms and conditions.

AGREEMENTS

	NOW, THEREFORE, IN CONSIDERATION OF THE MUTUAL TERMS,
COVENANTS AND CONDITIONS HEREINAFTER SET FORTH, THE PARTIES
HERETO DO AGREE AS FOLLOWS:


 	1. CONDITION TO EFFECTIVENESS AND EFFECTIVE DATE.

	This Agreement is conditioned upon and will become effective upon the entry of an order in the Bankruptcy Court transferring or authorizing and directing the transfer of the MultiDisc Assets to the Company and the formal closing of such asset acquisition. This Agreement is intended to be a part of the closing documents in connection with such acquisition.


 	2. EMPLOYMENT AND DUTIES.

	2.1	Position.

	MDT hereby employs Executive as President of MDT and Executive agrees to serve in such further offices and capacities with the Company and/or its affiliates and subsidiaries as may be determined by the Boards of Directors of MDT or the Company (collectively the "Boards", and individually the "MDT Board" or the "Board of the Company"), with the concurrence of Executive.

	2.2	Appointment as Director of MultiDisc

	Executive shall be nominated to and serve as a director of MDT so long as Executive is employed by MDT or by the Company, and Executive agrees to serve in that capacity, without additional compensation unless general policies applicable to all such directors and calling for compensation may hereafter be adopted by the Board. Robert
L. Montelius, Jr. and Eric Rene Bos shall also be nominated to serve as directors of MDT so long as each is respectively employed by MDT or by the Company. MDT may consider adoption of an advisory board arrangement to parallel certain action intended to be taken with respect to Desper Products, Inc., ("DPI") also a subsidiary of Company, and Executive will consider participation in such advisory board in lieu of participation in the MultiDisc Board itself.

	2.3	Duties and Diligence.

	Executive shall have such duties as may be assigned to him from time to time by the MDT Board or such person(s) as may be designated by such Board for such purpose. Such duties shall be exercised subject to the control and supervision of the MDT Board, or such person(s) designated by such Board for that purpose. Unless restricted by the MDT Board or its designee, Executive's duties shall be those normally carried out by a person holding such designated office, including such duties as are set forth in the Articles of Incorporation and Bylaws of MDT.

	Executive shall be subject to such Company wide policies and procedures as may be adopted from time to time and made of general application to all or any class of employees employed by the Company or any of its subsidiaries. References herein to obligations owed the Company shall be deemed also to refer to obligations owed to MDT unless the context otherwise requires, and references herein to rights afforded to MDT shall be deemed also to refer to the Company unless the context otherwise requires.

	Throughout the term of this Agreement, the Executive shall diligently, faithfully and to the utmost of his ability devote such time, attention and energy to the business and affairs of MDT and the Company as is reasonably necessary for the performance of his duties, and the promotion and development of all business affairs and opportunities that come to his attention relating to current or anticipated future business of MDT or the Company in a manner consistent with the best interests of MDT and the Company.

	2.4 Outside Activities Limited.

	Executive shall be permitted to maintain such directorships and other positions in other companies only as are or may be approved from time to time by the MDT Board. Executive may engage in business activities separate and apart from MDT only to the extent set forth in this Agreement or MDT separately approves such activities in writing.

	2.5 Permitted Passive Investments.

	Executive may make or retain passive investments in business entities which are not in competition with MDT, the Company or their respective affiliates.


	2.6 Permitted Ongoing Commitment to HTP.

	The Company acknowledges that HTP has asked and Executive has agreed to remain a member of the HTP Board and as a consultant for a period of time while HTP attempts a successful sale, recapitalization or other reorganization of its business. Executive agrees to use his best effort to minimize the amount of time he devotes to HTP, and to disengage fully from this involvement as soon as practical and in no case later than six (6) months from the date of this Agreement. Executive agrees to disengage sooner if permitted under closing documents in connection with the MultiDisc acquisition or otherwise permitted by HTP and or controlling creditors thereof. The Company approves such outside activity as so limited.


	2.7 Permitted Unrelated Business Opportunities.

	Should Executive discover a business opportunity that does not relate to the current or anticipated future business of MDT or the Company, he shall first offer such opportunity to the Company, and shall not be entitled to any compensation in connection with any such referral above and beyond the salary and benefits set forth in this Agreement.
 Should the Board of the Company not exercise its right to pursue this business opportunity within a reasonable period of time, not to exceed sixty (60) days, the Executive may, on written notice to the Company, develop the business opportunity for himself; provided, however, that (i) such development may in no way conflict or interfere with the duties owed by Executive to the Company and MDT under this Agreement, (ii) Executive will on request keep the Company reasonably informed as to the general scope and status of any such development, and (iii) Executive may develop such business opportunities only on his own time, and may not use any service, personnel, equipment, supplies, facility, or trade secrets of the Company or MDT in their development.

 	3  TERM AND AUTOMATIC EXTENSION.

	Unless sooner terminated or extended as provided herein, this Agreement shall terminate on December 31, 1997.

 The term of this Agreement shall automatically be extended year to year for one additional year if Executive remains employed as of the July 1 preceding the termination date, commencing with July 1, 1997. An automatic extension may be canceled by either party issuing written notice to the other party not less than thirty (30) days prior to the automatic extension date.


	4.1 COMPENSATION AND BENEFITS.

	Base Salary.

Executive shall be paid a base salary ("Base-Salary") in an amount determined annually by the Board of MDT, it being understood and agreed by the parties that such Base Salary shall not be less than One Hundred Forty Thousand Dollars ($140,000) annually, with such compensation to be payable at the times and in the manner dictated by MDT's standard payroll policy. Such remuneration is inclusive of payment for statutory holidays and all other public holidays proclaimed by United States federal, state or municipal governments.

	4.2 General Benefits.

	Executive shall be provided with medical, optical and dental benefits covering self and dependents, short and long term disability benefits and group life insurance as is available to other similarly compensated executives of the Company and its subsidiaries.

	4.3 Vacation.

	Executive shall be entitled to such number of days of paid vacation in each calendar year as is available to other similarly compensated executives of the Company and its subsidiaries and shall be taken at such time as MDT and the Executive may mutually determine. If Executive does not take all or any portion of the vacation time to which he is entitled, he shall be subject to policies of the Company and its subsidiaries generally applicable to similarly compensated executives as to deferral or lapse thereof.

	4.4 Reimbursed Expenses.

	MDT shall reimburse the Executive for all reasonable expenses properly incurred by the Executive in the performance of his duties hereunder, including but not limited to cellular telephone, radio pager, telephone, modem and fax charges for lines installed in Executive's home and subscription and time for computer on-line services employed by Executive, but only to the extent such expenses do not exceed amounts allocable for such expense in budgets that are approved from time to time by MDT. Any such expenses
must be duly vouchered by written evidence.   Executive
shall also be entitled to an allowance of the difference, if any, between vouchered automobile operating expenses and the sum of $750.00 per month, which should be regarded as compensation taxable to Executive. Timing of reimbursement shall be in accordance with MDT policy generally applicable to similarly compensated executives.

	4.5 Other Benefits.

	Executive shall be entitled to such other benefits as may from time to time be determined by the MDT Board or by the Company, including bonuses, participation in stock option plans, pension plans and other benefit plans on terms generally commensurate with those applicable to other similarly compensated executives of the Company and its subsidiaries or as may be further specifically set forth herein.


	4.6 General Bonuses.

	Bonuses may be paid to Executive in the discretion of the MDT Board. This provision should not be construed as creating any duty on the part of such Board to declare or pay any bonuses to Executive other than as further specifically set forth herein.

	4.7 MultiDisc Integration Bonus - Offset by HTP Income.

	As an inducement to Executive to join the Company, and in consideration of Executive's acknowledged and anticipated special efforts to preserve intact the assets, staff, and opportunities related to the MultiDisc Assets, and to integrate the same into the Company's business activities, the Company shall award Executive a bonus as follows:

	The bonus shall be in the sum of Fifty Thousand Dollars ($50,000), payable in four equal quarterly installments and payable only while Executive is employed by the Company, provided however that the amount of the bonus (or any installment thereof) may at the election of the Company be reduced dollar for dollar by compensation received by Executive in any capacity in connection with his ongoing commitment to HTP for services performed commencing sixty days after the date of this Agreement, excluding however any bonuses that Executive may receive, and excluding any proceeds of sale of intellectual property by Executive.

	The first installment shall be due and payable upon the later of (a) the execution of this document by both parties or (b) the consummation of the acquisition of the MultiDisc Assets by the Company; subsequent installments shall be due and payable on October 1, 1996, January 1, 1997, and April
1, 1997.


	4.8 Patent Application Bonuses.

	Executive, while employed by Company or any of its subsidiaries, shall receive a bonus for each new patent application which MDT or the Company chooses to prosecute in which Executive is an inventor, at date of filing, or at date of termination if accepted by MDT or the Company and in process for filing in any case where Executive's employment with MDT or the Company has been terminated for any reason. The Patent application bonus shall be awarded whether Executive is sole inventor of the subject patent, or if filed jointly with another Spatializer, DPI, or MultiDisc employee. The bonus to each inventor shall be in the amount of Five Thousand Dollars ($5,000), unless there are more than three inventors, in which case the bonus shall be limited to Fifteen Thousand Dollars ($15,000) and shall be divided ratably among the inventors. The bonus shall be payable in two equal parts, the first installment payable at date of filing, or at date of termination if accepted by the Company and in process for filing in any case where Executive's employment with the company has been terminated for any reason. The second installment shall be payable when the patent issues, but only if the Executive is then employed by the Company.

	4.9 Stock Options - General.

	During the period for which Executive is employed by MDT, options to purchase Company stock may be awarded to Executive at any time and from time to time by the Board of Directors of the Company. Price, vesting and other conditions of any such options shall be established in accordance with plans heretofore or hereafter adopted by the Company.

	4.10 Stock Options - Special Inducement.

	As an inducement to Executive to become employed by MDT and in consideration of Executive's acknowledged and anticipated special efforts to preserve intact the assets, staff, and opportunities implied in the MultiDisc Assets, and to integrate the same into the Company's business activities, Company shall within 60 days following the effective date of this Agreement award to Executive options to purchase fifty thousand (50,000) shares of Company common stock at the lowest price permitted under the Stock Option Plans presently or hereafter adopted by the Company and applicable law and stock exchange rules as of the date of this Agreement, with such Options to vest over three (3) years after award, in three (3) equal installments, with remaining conditions to be established in accordance with the Company's 1995 Stock Option Plan. Executive acknowledges that his agreement to serve as an officer of the Company as well as an officer of the MultiDisc subsidiary is regarded as significant and material by the Board in determining the number of such options to be granted.

	5  LEGAL SUPPORT.

	Executive has been instrumental in preserving and protecting the MultiDisc Assets, so as to make them available for acquisition by Company. Executive has, either directly or indirectly, been placed in a position whereby he may be sued or threatened with lawsuits or other legal actions as a result of his position with HTP. While it is not clear as of the date of this Agreement whether such legal actions may be forthcoming, both Company and Executive agree that it is in the best interest of both parties to provide for the legal defense against such suits, be they based in law or of a harassing nature. Company agrees to pay Executive's legal costs where it is in the mutual interest of the Company and Executive to do so, should such actions arise. Company and Executive agree to evaluate each need for legal support on a case-by-case basis, and agree that the Company is not bound to defend Executive as described above.


	6  EQUITY PURCHASE OPTION.

	Executive shall have the option to purchase an interest in MDT (the "Equity Purchase Option") for a price equal to one percent (1%) of MDT's Capitalized Cost, as defined in the Company's MultiDisc 1996 Equity Incentive Plan, determined at the time of exercise, for each percentage point of interest purchased. The Option shall be evidenced and reflected in a form of agreement implementing the terms and conditions as set forth in the MultiDisc 1996 Equity Incentive Plan (the "Plan"), a true and correct copy of which has heretofore been provided to Executive. The Equity Purchase Option shall be subject to compliance with all applicable securities laws and all applicable stock exchange rules, and will terminate in ten years or as earlier provided in the Plan and/or such agreement.

	6.1 Dilution Shared.

	The maximum interest that may be purchased shall be Two
Percent (2%) of MDT as capitalized at the effective date of this Agreement, and such interest shall suffer dilution pari passu with the Company in the case of additional share issuances to new investors.

	6.2 Ten Percent Reserved Including This Option.

	The Company has agreed to regard ten percent of MDT as capitalized at the effective date of this Agreement as reserved for issuance of options under the Plan to MultiDisc executives as selected by the Company's Board of Directors or appropriate Committee thereof, and the percentage interests covered hereby shall be included in such ten percent. If any portion of the reserved ten percent remains uncommitted at the time a Trigger Event, as defined in the Plan, occurs, the Board shall have the discretion to award the uncommitted amount to Irwin Zucker, Eric Rene Bos, and Robert L. Montelius, Jr., or such thereof who are employed by the Company, in such portions as the Board sees fit.


	7   TERMINATION.

	7.1 Termination By Agreement.

	Executive's employment hereunder may be terminated at any time by mutual agreement of the parties, or by expiration of the term hereof through cancellation of the automatic extension as provided in Section 3 hereof.

	7.2 Termination by Executive.

	Executive may terminate his employment hereunder by giving MDT ninety (90) days prior written notice, which termination shall be effective on the ninetieth (90th) day following such notice.

	7.3 Termination Through Death or Incapacity.

	This Agreement shall automatically terminate on the last day of the month in which Executive dies or becomes permanently incapacitated. "Permanent incapacity" as used herein shall mean either (i) mental or physical incapacity, or both, reasonably determined by MDT's Board of Directors based upon a certification of such incapacity by, in the discretion of such Board, either Executive's regularly attending physician or a duly licensed physician selected by such Board, rendering Executive unable to perform substantially all of his duties hereunder and which appears reasonably certain to continue for at least three (3) consecutive months without substantial improvement, or (ii)

 Executive is unable to perform his duties hereunder for any ninety (90) consecutive days in any three hundred and sixty-five (365) day period or one hundred and twenty days (120) in the aggregate in any two (2) year period. Executive shall be deemed to have "become permanently incapacitated" on the date the MDT Board has determined that Executive is permanently incapacitated and so notifies Executive.

	Notwithstanding the foregoing, the Company may elect upon written notice to Executive to modify the foregoing definition of permanent incapacity so as to conform the same from time to time to the provisions of any Long Term Disability insurance policy or policies the Company may carry.

	7.4 Termination by Company for Cause.

	Executive's employment may be terminated by MDT "with cause" effective upon delivery of written notice to Executive given at any time (without any necessity for prior notice) if any of the following shall occur:

	(a)	a material breach of this Agreement by Executive,
which breach has not been cured within thirty (30) days after a written demand for such performance is delivered to Executive by MDT that specifically identifies the manner in which the Company believes that Executive has breached this Agreement;

	(b)	any material acts or events which inhibit
Executive from fully performing his responsibilities to MDT and the Company in good faith, such as (i) a felony criminal conviction; (ii) any other criminal conviction involving Executive's lack of honesty or Executive's moral turpitude;
(iii) drug or alcohol abuse; or (iv) acts of dishonesty, gross carelessness or gross misconduct.

	(c)	any material breach of any written warranty or
representation given by Executive or on his behalf with his permission, express or implied, in connection with the acquisition of the MultiDisc Assets and technology by the Company.

	7.5 Termination by Company Without Cause - Severance
     Pay.

	Executive's employment may be terminated by MDT "without cause" (for any reason or no reason at all) at any time, with or without notice. In such event, in recognition of the inconvenience to executive occasioned thereby and in consideration of Executive's agreement contained herein to refrain from certain competitive activities for a period of one year following termination of employment with the Company, MDT shall pay to Executive a sum equal to the Executive's Base Salary for one year, in equal quarterly installments, (a "severance payment"), in addition to the payments set forth under "Payment Upon Termination - General". In addition, Executive shall be entitled to any guaranteed bonus payments specified herein and not heretofore paid.

	7.6 Payment Upon Termination - General.

	Upon termination for any reason MDT shall pay to Executive (or his estate) an amount equal to the sum of (a) Executive's Base Salary accrued to the date of termination; and (b) unreimbursed expenses accrued to the date of termination. After any such termination, neither MDT nor the Company shall be obligated to compensate Executive, his estate or representatives except for the foregoing compensation then due and owing, nor provide any further payments or benefits except as may be prescribed by law or otherwise specifically set forth herein. Executive acknowledges that if he decides to terminate his employment with MDT at his instance he has agreed herein to refrain from certain competitive activities for a period of one year following termination of such employment, without additional compensation.

	MDT may elect to make certain additional payments to extend the period during which an Executive whose employment has been terminated will refrain from certain competitive activities, as set forth later in this Agreement (See
"Restrictions on Competition After Termination -
Restrictions").

	7.7 Dismissal from Premises.

		At MDT's option, Executive shall immediately leave the MDT premises on the date notice of termination is given by either Executive or MDT.

	7.8 Right of Set-Off.

		Upon termination or expiration of this Agreement, MDT shall have the right to set-off the amount of any outstanding loan or advance from the Company to Executive against any amounts otherwise due Executive.


	8   CONFIDENTIALITY AND TRADE SECRET OBLIGATIONS.

	8.1 Trade Secret Definition.

	The term "trade secrets" as used in this Agreement shall include the meanings ascribed to such term in California Penal Code Section 499c and California Civil Code
Section 3426.1 which are, respectively:

	"(9) 'Trade secret' means the whole or any portion or phase of any scientific or technical information, design, process, procedure, formula, computer program or information stored in a computer, information in transit, or improvement which is secret and is not generally available to the public, and which gives one who uses it an advantage over competitors who do not know of or use the trade secret; and a trade secret shall be presumed to be secret when the owner thereof takes measures to prevent it from becoming available to persons other than those selected by the owner to have access thereto for limited purposes."
[Cal Penal Code Section 499c]

and

	"(d) 'Trade secret' means information, including a formula, pattern, compilation, program, device, method, technique, or process, that:

	"(1) Derives independent economic value, actual or potential, from not being generally known to the public or to other persons who can obtain economic value from its disclosure or use; and

	"(2) Is the subject of efforts that are reasonable under the circumstances to maintain its secrecy." [Cal Civil Code Section 3426.1(d)]

	8.2 Nondisclosure.

	Executive will not at any time, whether during or after the termination of Executive's employment, reveal to any person, association or company any of the trade secrets or confidential information concerning the organization, business or finances of the Company so far as they have come or may come to Executive's knowledge, except as may be required in the ordinary course of performing Executive's duties as an Executive of the Company or may be compelled by judicial process, or except as may be in the public domain through no fault of Executive, and Executive shall keep secret all matters entrusted to Executive and shall not use or attempt to use any such information in any manner which may injure or cause loss or may be calculated to injure or cause loss directly or indirectly to the Company.

	8.3 Materials.

	During Executive's employment, Executive shall not make, use or permit to be used any notes, memoranda, drawings, specifications, programs, data or other materials of any nature relating to any matter within the scope of the business of the Company or concerning any of its dealings or affairs other than for the benefit of the Company.
Executive further agrees that Executive shall not, after the termination of Executive's employment, use or permit to be used any such notes, memoranda, drawings, specifications, programs, data or other materials, it being agreed that any of the foregoing shall be and remain the sole and exclusive property of the Company.

	8.4 Return of Materials.

	Immediately upon the termination of Executive's employment, Executive shall deliver all of the materials described in the preceding paragraph, and all copies thereof, to MDT, at its main office, or as otherwise directed by MDT.

	8.5 Prior Obligations.

	Executive further represents that Executive's performance of all of the terms of this Agreement does not and will not breach any agreement to keep in confidence proprietary information acquired by Executive in confidence or in trust prior to Executive's employment by the Company.
 Executive has not entered into, and agrees Executive will not enter into, any agreement either written or oral in conflict herewith.


	9   OWNERSHIP OF DISCOVERIES AND INVENTIONS.

	9.1 Definition.

	The term "Invention" or "Inventions", as used in this Agreement, means any modification, discovery, design, development, improvement, process, formula, data, technique, know-how, secret or intellectual property right whatsoever or any interest therein, whether or not patentable or re-gistrable under copyright or similar statutes or subject to analogous protection.

	9.2 Company Ownership.

	Unless otherwise specifically agreed to in a writing making reference to this Agreement, if at any time or times during Executive's employment, Executive shall (either alone or with others) make, conceive, discover, reduce to practice or become possessed of any Invention, as defined in this Agreement, that:

	(a)	relates to the business of the Company or any
customer of the Company or any of the products or services being developed, manufactured or sold by the Company or which may conveniently be used in relation therewith, or

	(b)	results from tasks assigned Executive by the
Company, or

	(c)	results from the use of premises or equipment
owned, leased or contracted for by the Company, such Invention and the benefits thereof shall immediately become the sole and absolute property of the Company.

	9.3 Disclosure to Company.

	Executive will promptly disclose to the Company or its authorized representatives, and the Company hereby agrees to receive all such disclosures in confidence, any Invention
(as defined herein) made, conceived, discovered, reduced to practice or possessed by Executive (either alone or with others) at any time or times during Executive's employment for the purpose of determining whether it is the property of the Company under this Agreement. If Executive and Company disagree as to any such determination, the issue will be settled by binding arbitration under the rules of the American Arbitration Association, with the parties to jointly advance filing fees, and with the arbitrator or panel empowered to award costs, including reasonable attorneys fees, to the prevailing party.

	9.4 Assignment.

	Except for the Patent Application Bonus rights contained in this Agreement (See "Compensation and Benefits
- - Patent Application Bonuses"), Executive hereby assigns to MDT and its assigns, without any further compensation or consideration, any rights Executive may have or acquire in Inventions that are the property of MDT or the Company pursuant to this Agreement and benefits and/or rights resulting therefrom; Executive shall communicate to the Company, without cost or delay, and without publishing the same, all available information relating thereto, with all necessary plans and models.

	9.5 Assistance to Company.

	Upon disclosure of each Invention to MDT that is the property of the Company or MDT pursuant to this Agreement, during Executive's employment and at any time thereafter, Executive will, at the request and cost of MDT, sign, execute, make and do all such deeds, documents, acts and things as MDT and its duly authorized agents may reasonably require:

	(a)	to apply for, obtain and vest in the name of the
Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

	(b)	to defend any opposition proceedings in respect of
such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection, for which Executive shall be entitled to reimbursement of reasonable time and expenses after termination necessitated thereby.

	9.6 Power of Attorney.

	In the event MDT is unable, after reasonable effort, to secure Executive's signature on any letters patent, copyright or other analogous protection relating to an Invention, whether because of Executive's physical or mental incapacity or for any other reason whatsoever, Executive hereby irrevocably designates and appoints MDT and the Company and its duly authorized officers and agents as Executive's agent and attorney in-fact, to act for and in Executive's behalf and stead to execute and file any such application or applications and to do all other lawfully permitted acts to further the prosecution and issuance of letters patent, copyright or other analogous protection thereon with the same legal force and effect as if executed by Executive.

	9.7 Excluded Inventions.

	Executive represents that the Inventions identified on the pages, if any, attached hereto comprise all the unpatented Inventions which Executive has made or conceived prior to Executive's employment by MDT, which Inventions are excluded from this Agreement (but are not precluded from being assigned to MDT or the Company by way of independent agreement between the parties). Executive understands that it is only necessary to list the title of such Inventions
and the purpose thereof but not details of the Invention itself. IF THERE ARE NO SUCH UNPATENTED INVENTIONS TO BE
EXCLUDED, THE UNDERSIGNED SHOULD INITIAL HERE.   _____
_____

	10   RESTRICTIONS ON COMPETITION AFTER TERMINATION.

	10.1 Reason for Restrictions.

	Executive acknowledges that California Business and Professions Code Section 16600 provides:

"[E]very contract by which anyone is restrained from engaging in a lawful profession, trade, or business of any kind is to that extent void . . ."

and further acknowledges that the nature of the Company's business is such that it would be extremely difficult for Executive to honor and comply with Executive's obligation hereunder to keep secret and confidential the Company's trade secrets if Executive were to become employed by or substantially interested in the business of a competitor of the Company soon following the termination of Executive's employment with the Company, and it would also be extremely difficult to determine in any reasonably available forum the extent to which Executive was or was not complying with Executive's obligations under such circumstances.

	10.2 Restriction - One Year.

	In light of the foregoing, Employee agrees that for a period of one (1) year after the termination of Employee's employment for any reason, and in the geographical area of the United States, Employee will not, directly or indirectly, alone or as a partner, officer, director, employee or stockholder of any company or business organization, engage in any business activity which is directly or indirectly in competition with the products or services being developed, manufactured or sold by MDT or the Company, provided that during any such relevant time period, MDT or the Company or any successor in interest remains actively involved in pursuit of the foregoing described business, products or services.

	Executive understands and agrees that direct competition means the design, development, production, promotion or sale of products or services competitive with those of MDT or the Company. Indirect competition means the employment by any competitor or third party providing products competing with MDT or the Company's products, for whom Executive will perform the same or similar function as he performs for MDT or the Company.


	10.3 Extension of Restriction Period.

	In the event of the termination of this Agreement for any reason, MDT shall have the option to commit to pay Executive a sum equal to fifty percent (50%) of his annual Base Salary at the date of termination and in consideration of such payment Executive shall and does agree to extend the non-competition covenant set forth herein for one additional year. Such sum shall be payable in equal quarterly installments during such additional year.


	10.4 Good Faith Post-Termination Negotiations.

	Executive and MDT agree to consider in good faith agreeing to permit Executive access to trade secrets, patents, confidential information and technology for the purpose of Executive selling products or services based on these data to customers and markets to which the Company and MDT do not sell, and to which they do not plan to sell for two (2) years following termination, in which case Executive may choose to waive some or all of any monetary compensation payable upon or after termination in connection with any non-competition obligations in exchange for access to these data and their use in the marketplace upon license terms agreeable to the parties.

	10.5 Acknowledgment.

	Executive further agrees that the restriction set forth and agreed herein does not, shall not and shall not be deemed to bar Executive from carrying on and engaging in Executive's trade, profession or business, but merely limits the manner in which Executive may do so in a reasonable fashion so as to permit the actual enforcement of the provisions otherwise agreed herein with respect to maintaining the secrecy and confidentiality of Company's trade secrets.

	Executive agrees that the Company's requirement that Executive enter into this Agreement as a condition of Executive's employment represents a reasonable effort and measure undertaken by the Company, under the circumstances, to maintain the secrecy and confidentiality of the Company's trade secrets.


	11   REPRESENTATIONS AS TO FAIRNESS

	11.1 Reasonableness of Restrictions.

	The parties hereto agree that all restrictions in this Agreement are necessary and fundamental to the protection or the business of the Company and are reasonable and valid, and all defenses to the strict enforcement thereof by the Executive are hereby waived by the Executive.

	11.2 Agreement Voluntary and Equitable.

	The Company and MDT and the Executive acknowledge and declare that in executing this Agreement they are each relying wholly on their own judgment and knowledge and have not been influenced to any extent whatsoever by any representations or statements made by or on behalf of the other party regarding any matters dealt with herein or incidental hereto. The Company and the Executive further acknowledge and declare that they each have carefully considered and understand the terms of employment contained in this Agreement including, but without limiting the generality of the foregoing, the Executive's rights upon termination and the restrictions on the Executive after termination, and acknowledge and agree that the said terms of employment and rights and restrictions upon termination are mutually fair and equitable, and that they executed this Agreement voluntarily and of their own free will.

	11.3 Agreement Jointly Drafted.

	Each of the parties has participated in the drafting of this agreement, directly or by way of representative. In construing this Agreement, none of the parties hereto shall have any term or provision construed against such party solely by reason of such party having drafted the same.

	11.4 Independent Advice.

	Each of the parties has been afforded the opportunity to obtain independent legal advice before signing this Agreement and the Executive represents by signing this Agreement that he has obtained such advice or has freely and voluntarily determined not to do so.


	12   TRANSFER AND ASSIGNMENT.

	The Company and MDT shall have the right to assign this Agreement and all of its rights and obligations hereunder to its successors and assigns.


	13   MISCELLANEOUS.

	13.1 Entire Agreement.

	This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes all prior oral or written agreements, arrangements, and understandings with respect thereto. Each of the parties hereto hereby releases and forever discharges the other of and from all manner of actions, causes of action, claims and demands whatsoever under or in respect of any such prior agreements, arrangements and or understandings. No representation, promise, inducement, statement or intention has been made by any party hereto that is not embodied herein, and no party shall be bound by or liable for any alleged representation, promise, inducement, or statement not so set forth herein.

	13.2 Conflict with Future Law.

	Nothing contained herein shall be construed to require the commission of any act contrary to law. Should there be any conflict between any provision hereof and any present or future statute, law, ordinance, regulation, or other pronouncement having the force of law, the latter shall prevail, but the provision of this Agreement affected thereby shall be curtailed by and limited only to the extent necessary to bring it within the requirements of the law, and the remaining provisions of this Agreement shall remain in full force and effect.

	13.3 Severability - Separate Covenants.

	Each provision of this Agreement is declared to constitute a separate and distinct covenant and to be severable from all other such separate and distinct covenants. If any covenant or agreement herein is determined to be void or unenforceable, in whole or in part, it shall not be deemed to affect or impair the enforceability or validity of any other covenant or agreement of this Agreement or any part thereof, and any such covenant or agreement may be severed from this Agreement without affecting the remainder of this Agreement.
 If any of the capacities, activities, periods or areas specified in this Agreement are considered by a court of competent jurisdiction as being unreasonable, the parties agree that the said court shall have authority to limit such capacities, activities, periods or areas to such capacities, activities, periods or areas as the court deems proper in the circumstances.

	13.4 Modification.

	This Agreement may be modified, amended, superseded, or canceled, and any of the terms, covenants, representations, warranties or conditions hereof may be waived, only by a written instrument executed by the party or parties to be bound by any such modification, amendment, supersession, cancellation, or waiver.

	13.5 Attorneys' Fees and Costs.

	In the event either party hereto finds it necessary to employ legal counsel or to bring an action at law or other proceeding against the other party to enforce any of the terms, covenants, or conditions hereof, the party prevailing in any such action or other proceeding shall be entitled to recover its reasonable attorneys' fees occasioned thereby.

	13.6 Waiver.

	The waiver by either of the parties, express or implied, of any right under this Agreement or any failure to perform under this Agreement by the other party, shall not constitute or be deemed as a waiver of any other right under this Agreement or of any other failure to perform under this Agreement by the other party, whether of a similar or dissimilar nature.

	13.7 Cumulative Remedies - Injunctive Relief.

		Each and all of the several rights and remedies provided in this Agreement, or by law or in equity, shall be cumulative, and no one of them shall be exclusive of any other right or remedy, and the exercise of any one or such rights or remedies shall not be deemed a waiver of, or an election to exercise, any other such right or remedy. The parties hereto recognize that a breach by the Executive of any of the covenants herein contained would result in damages to the Company and that the Company could not adequately be compensated for such damages by monetary award. Accordingly, the Executive agrees that in the event of any such breach, In addition to all other remedies available to the Company at law or in equity, the Company shall be entitled as a matter of right to apply to a court of competent jurisdiction, in California, for such relief by way of restraining order, injunction, decree or otherwise, as may be appropriate to ensure compliance by the Executive with the provisions of this Agreement.

	13.8 Headings.

	The section and other headings contained in this Agreement are for reference purposes and as an aid in comprehension and shall be accorded such weight in the interpretation of this Agreement as is reasonable.

	13.9 Survival.

	Any provision of this Agreement which imposes an obligation after termination or expiration of this Agreement shall survive the termination or expiration of this Agreement and be binding on Executive and the Company.

	13.10 Notices.

	Any notice under this Agreement must be in writing, may be telecopied, sent by express 24-hour guaranteed courier, or hand-delivered, or may be served by depositing the same in the United States mail, addressed to the party to be notified, postage-prepaid and registered or certified with a return receipt requested. The addresses of the parties for the receipt of notice shall be as follows:

	PARTY			ADDRESS

Company			Spatializer Audio Laboratories, Inc.
					Executive Office
					20700 Ventura Boulevard, Suite 134
					Woodland Hills, CA 91364-2357
					Attn.: Steven Gershick, Chairman
					Telecopier No.: 818-227-9750
					Telephone No.: 818-227-3370

Executive Irwin Zucker
					1717 Tubbs Street
					Thousand Oaks, CA 91362
					Telephone No.:  (805) 494-9523
					Telecopier No.: (805) 496-8135

	Each notice given by registered or certified mail shall be deemed delivered and effective on the date of delivery as shown on the return receipt, and each notice delivered in any other manner shall be deemed to be effective as of the time of actual delivery thereof. Each party may change its address for notice by giving notice thereof in the manner provided above.

	13.11 Governing Law.

	This Agreement is made under and shall be construed pursuant to the laws of the State of California.

	13.12 Attornment to California Jurisdiction -
	      Arbitration.

	Each of the parties hereto by their execution of this Agreement irrevocably attorn to the jurisdiction of the Courts of the State of California. Any controversy between the Parties involving the construction or application of any of the terms, covenants, or conditions of the Agreement shall be submitted to arbitration in Los Angeles, California, on the request of any party, and the arbitration shall comply with and be governed by the provisions of the arbitration rules of the American Arbitration Association.

		IN WITNESS WHEREOF, the parties hereto have caused this Employment Agreement to be executed as of the date first set forth above.



SPATIALIZER AUDIO LABORATORIES, INC.	EXECUTIVE


By:	/s/Steven Gershick                      /s/Irwin Zucker
    ---------------------------             -------------------------
    Steven Gershick, Chairman  	            Irwin Zucker



MULTIDISC TECHNOLOGIES, INC.


By:	/s/Steven Gershick
    ---------------------------
   	Steven Gershick, Director

Exhibit 99.1
                        FOR IMMEDIATE RELEASE


                    Spatializer Audio Laboratories, Inc.

Corporate Contact:	Angela Johnson
      				(818) 227-3370
      				E-MAIL: angela@spatializer.com

Media Contact:		Marilyn Ritchie, TSI
          (408) 280-6000
      				E-MAIL: mritchie@ca.tsipr.com

WWW Site: 			http://www.spatializer.com/

                   Spatializer Audio Laboratories, Inc. Expands
                 Licensing Base With Strategic Acquisition of New
                               Technologies

      New subsidiary formed to commercialize innovative compact disc server technologies and position Company for long-term growth

	Woodland Hills, CA, June 26, 1996 -- Spatializer Audio Laboratories, Inc. (NASDAQ: SPAZ), a leading developer and licensor of audio signal processing technologies for entertainment, consumer electronics, and multimedia computing markets, has acquired the assets of the MultiDisc Technologies division from Home Theater Products International, Inc. (HTP) for $950,000 in cash. The acquisition, which includes an array of development-stage compact disc server technologies, substantially broadens Spatializer's technology portfolio, capitalizes on the company's strong manufacturing and OEM licensing relationships, and positions Spatializer for long-term growth in significant new markets.

	Spatializer has formed a new MultiDisc Technologies, Inc. subsidiary to be headed by Irwin Zucker as President. Zucker was Sr. Vice President, Engineering and Product Development for the consumer products group of Harman International, a preeminent worldwide manufacturer of consumer and professional audio products, before joining the MultiDisc Technologies division of HTP in March, 1995.
                            -MORE-

	The MultiDisc acquisition brings to Spatializer a unique combination of proprietary electromechanical designs, robotics, operating software, firmware and intellectual property, all based on original technology developed by industry veterans Rene Bos and Robert Montelius Jr., both of whom will join Irwin Zucker at the MultiDisc subsidiary.

	Key competitive advantages of MulitDisc's compact disc server technology include its flexible modular design, which allows extremely high-density and expandable disc storage, and the ability to quickly support all future CD and Digital Versatile Disc (DVD) formats. Since MultiDisc's technology is fully configurable, scaleable, and drive independent, any new improvements in CD drive speed, format, optics or media capacity can be easily accommodated. The net result is expected to be a new class of devices significantly faster, smaller and more capable than existing solutions at a fraction of their current cost. Devices built on MultiDisc technology are expected to have applications in nascent global markets where on-line, near real-time data access, storage and retrieval are demanded.

	"Upon election as Chairman of the Board last December, my goal was to expand Spatializer's technology base and product offerings into new market opportunities," said Steve Gershick, Chairman, CEO, and President of Spatializer Audio Laboratories, Inc. "This acquisition builds squarely on our existing licensing and manufacturing relationships, and brings us both strong licensing and product development potential. This move directly reflects our strategy of becoming a firmly established, comprehensive technology content provider."
                             -MORE-

	According to Gershick, "Spatializer instituted a systematic search for synergistic new technologies well over a year ago to provide us with new growth opportunities for our licensing operations and to serve as a springboard for new and more extensive strategic relationships. After surveying a number of potential technologies, MultiDisc was selected because of the compelling global business opportunities and anticipated quick time to market of the technology."

	With the explosive forecasted growth in business networking, Internet and Intranet servers demanding on-line access to ever growing data stores, market demand for network-capable compact disc-based storage and archiving technologies are expected to rise sharply through the end of the century. The recent adoption by consumer electronics manufacturers and entertainment companies of a universal DVD standard establishes the 12cm compact disc as the de facto world-wide form factor for audio, video, and data applications. DVD's tremendous increase in storage capacity combined with rapid advancements in compact disc writing capability, creates a substantial global market opportunity. Technology research companies such as Freeman Associates, Disk Trend, Inc., and Link Resources estimate that annual sales of CD-ROM drives will exceed 65 million units by the turn of the century. Other industry estimates indicate that total sales for home audio CD changers alone should exceed 25 million units. Spatializer estimates the potential global market for CD/DVD based server products to approach $30 billion through the year 2000.

MultiDisc will focus on the following markets:

  Internet and Intranet _ MultiDisc servers to meet the enormous on-line data storage and retrieval requirements.

  Home Entertainment _ MultiDisc technology can store any combination of CD and DVD formats in a single enclosure for retrieval and playback through a home stereo, home theater system, and personal computer.

  Data Services _ MultiDisc technology can be used as storage devices for network computer users.

  Corporate Archiving _ Combined with writeable CD technologies,
MultiDisc technology can provide a very cost-effective near-on-line component for data backup and warehousing.

  Commercial Entertainment _ In addition to being used for professional film and record production, MultiDisc technology can function as automated music servers for radio stations and cable-delivered music systems, as well as video-on-demand servers for cable systems, in-room movies in hotels, airplanes, and cruise ships.

  Other Markets _ Additional markets include applications in medical imaging, banks, libraries, schools, insurance, real estate, industry, and government.
                           -MORE-

	The inventors of MultiDisc's technology, as well as their entire design and engineering team, will join Spatializer's new MultiDisc Technologies subsidiary to permit Spatializer to remain focused on its core audio signal processing business without straining current resources. Conversely, Spatializer's licensing skills, marketing expertise, and strategic relationships should enable MultiDisc to accelerate prototype development and marketing of its products.

 MultiDisc will be operated as a wholly owned subsidiary of Spatializer to increase efficiency through the sharing of corporate resources and costs. Spatializer's core audio signal processing business will continue to be operated through its Desper Products, Inc. subsidiary.

	"We are very glad to be a part of Spatializer, not only because of its strong financial resources, licensing expertise and corporate organization, but also because of what MultiDisc brings to Spatializer," said Irwin Zucker. "The potential licensees, users, and manufacturers we have spoken with about our technology are enthusiastic about our plans. The symbiotic relationship between Spatializer and MultiDisc will be very productive."

	Following eight years of research and development, proof of concept for the MultiDisc core technologies is expected early this autumn; prototypes embodying the full suite of compact disc server technologies are expected to be previewed at Fall COMDEX in Las Vegas in November.
                            -MORE-

	Spatializer Audio Laboratories, Inc. is a leading developer, licensor, and marketer of next-generation technologies for the consumer electronics, computing, and entertainment industries.
The company's patented 3-D audio processing technology, which will be used in the production of the worldwide Olympics
broadcast, is incorporated into over 100 different consumer electronics and computer multimedia products produced by more than thirty companies including Compaq, Hewlett-Packard, Seiko-Epson, Samsung, Everex, Labtec, Orchid, Panasonic, Hitachi,
Sharp, and Proton. Spatializer's new subsidiary, MultiDisc Technologies, Inc., is developing a family of products based on innovative and scaleable CD-ROM server technology for network computing (including Inter/Intranet), home entertainment, corporate archiving and specialized markets. A public company listed on NASDAQ, Spatializer is headquartered in Los Angeles and has marketing, engineering, and R&D facilities in Anaheim, Boston, Silicon Valley and Tokyo.
                             # # #

NOTE TO EDITORS: Spatializer press releases are available for retrieval through the company's Web site at http:/www.spatializer.com/.

Desper Products, Inc. and MultiDisc Technologies, Inc. are wholly owned subsidiaries of Spatializer Audio Laboratories, Inc.
Spatializer is a registered trademark of Desper Products, Inc.
MultiDisc is a trademark of MultiDisc Technologies, Inc.
Copyright 1996 Spatializer Audio Laboratories, Inc. All other corporate and product names are trademarks of their respective owners.

Safe Harbor Act Statement Under the Private Securities Litigation Reform Act of 1995: The information contained in this news release is forward looking and involves uncertainties that could significantly impact the results. While it is impossible to itemize all factors and events that could affect the results of the transaction, the statements in this news release are based on information available to the company, its advisors and from third parties and public filings, among other things.